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                                                                 EXHIBIT 4.2


                        THE VINTAGE GROUP USA, LTD.

                12% CONVERTIBLE SUBORDINATED NOTES DUE 1997

                          NOTE PURCHASE AGREEMENT

                                                                   May 8, 1996

TO EACH OF THE INVESTORS LISTED
ON A COUNTERPART OF THE
SIGNATURE PAGE HEREOF:


Ladies and Gentlemen:

            The Vintage Group USA, Ltd., a Colorado corporation (the "Company"), agrees with each of you as follows:

          1. OFFERING OF NOTES. The Company agrees to issue and sell to each of the Investors (as defined below) listed on a counterpart of the signature page hereof an aggregate of up to $1,750,000 principal amount of 12% Convertible Subordinated Notes due 1997 (the "Notes") in accordance with the terms hereof. The Company shall authorize the issue and sale of the Notes to the Investors in a minimum aggregate principal amount of $800,000 and a maximum aggregate principal amount of $1,750,000. Each of the Notes shall be dated the date of issue and bear interest from such date at the rate of 12% per annum, calculated on the basis of actual days elapsed, divided by 360, payable semi-annually on the 1st day of each of June and December in each year (commencing December 1, 1996) and at maturity and shall bear interest on the overdue principal, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 18% per annum after the date due, whether by acceleration or otherwise, until paid. Each Note shall mature on June 1, 1997. Each Note shall be substantially in the form attached hereto as Exhibit A. The Notes shall be subject to the further terms and conditions set forth in this Note Purchase Agreement (the "Note Agreement").

          2. DEFINITIONS. In addition to other capitalized terms defined elsewhere in this Note Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean any person (other than a Subsidiary) (a) that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, (b) that beneficially owns or holds 5% or more of any class of the Common Stock of the Company, or (c) 5% or more of the Common Stock (or,


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in the case of a person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

          "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35 % of the total voting stock of the Company on a fully diluted basis; or (ii) individuals who, at the beginning of any period of two consecutive calendar years, constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office.

          "Common Stock" shall mean the common stock, no par value, of the Company.

          "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default, as defined in Section 8 hereof.

          "Initial Public Offering" shall mean the first underwritten public offering of Common Stock made pursuant to a registration statement filed by the Company with, and declared effective by, the Securities and Exchange Commission in accordance with the Securities Act.

          "Investor Representative" shall mean the representative of the Investors appointed by the Placement Agent at the request of the Investors, which Investor Representative must be reasonably acceptable to the Company. In the event that the Investor Representative is not reasonably acceptable to the Company, the Investor Representative shall be the Placement Agent.

          "IPO Price" shall mean the price per share of Common Stock at which the Common Stock is offered pursuant to an Initial Public Offering.

          "Market Price of the Common Stock" shall mean (i) if the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or another securities exchange designated by the Company's Board of Directors, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the average closing price of the Common Stock as reported by THE WALL STREET JOURNAL for the previous five trading days from the date the price is to be determined, or, if no such price is reported for any of such days, then the average closing price of the Common Stock calculated as of the last immediately preceding five trading days on which the closing price is so reported; or
(ii) if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the average of the last reported highest bid and lowest asked prices for the previous five trading days as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, such price as is determined in a reasonable manner by the Board of Directors.

          "Placement Agent" shall mean Laidlaw Equities, Inc., as placement agent for the Notes offered pursuant to the Placement Memorandum.

          "Placement Memorandum" shall mean the Private Placement Memorandum, dated May 8, 1996, of the Company, pursuant to which the Notes have been offered to accredited investors, including exhibits and appendices thereto, as the same may be amended or supplemented from time to time.

          "Purchaser" shall mean a single purchaser of a Note. "Purchasers" shall mean the several purchasers of the Notes.

          "Senior Indebtedness" shall mean the principal of, and interest on,
(i) all current indebtedness of the Company; (ii) all indebtedness of the Company, evidenced by a note, guarantee or similar instrument given in connection with the acquisition of any business, property or assets of any kind, provided that the principal amount of such indebtedness shall not exceed 80% of the value of such business, properties or assets; (iii) obligations created, incurred or assumed by the Company as lessee under leases required to be capitalized on the balance sheet of the Company under generally accepted accounting principles, and leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party; (iv) amounts owed for goods or materials purchased, or services utilized, in the ordinary course of business of the Company and (v) amendments, renewals, extensions, modifications (other than modifications that increase the principal amount) and refundings of any indebtedness or obligation described in (i), (ii), (iii) or (iv), whether such indebtedness or obligation described in (i), (ii), (iii) or (iv) is outstanding on the date of issuance of the Notes or is thereafter created, incurred or assumed, unless, with respect to any of the foregoing, the instrument creating or evidencing any such indebtedness or obligation states that such indebtedness or obligation is neither senior to nor PARI PASSU with the Notes in right of payment. Notwithstanding the foregoing, (A) until the closing of an Initial Public Offering, "Senior Indebtedness" shall not be deemed to include indebtedness to Affiliates of the Company or amounts owed as compensation to employees; and (B) on and after the closing of an Initial Public Offering, "Senior Indebtedness" shall mean the principal of, and interest on, all indebtedness of the Company that is not expressly subordinated to the Notes.

          "Subscription Agreement" shall mean the Subscription Agreement of an Investor for Notes whose subscription is accepted by the Company and the Placement Agent as described therein and in the Placement Memorandum.

          "Subsidiary" shall mean, as to the Company, any corporation of which more than 50% (by number of votes) of the voting stock shall be beneficially owned, directly or indirectly, by the Company or a another Subsidiary of the Company or any other person or entity (other than a corporation) in which the Company or a Subsidiary of the Company directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

          3.   PREPAYMENT.

               (a) OPTIONAL PREPAYMENT. Upon fifteen days' prior written notice to an Investor, the Company may prepay in cash all or any part of the principal amount of such Investor's Note, together with accrued and unpaid interest thereon, but without payment of any penalty or premium, at any time or from time to time, commencing 180 days after the date a registration statement for an Initial Public Offering has been declared effective by the Securities and Exchange Commission, PROVIDED that the Market Price of the Common Stock (determined for purposes of this Section 3(a) during a period of 20 consecutive trading days prior to the date of delivery of the notice from the Company to the Investor) is equal to or greater than the IPO Price. Notwithstanding the foregoing, an Investor shall have the right to convert such Investor's Note in accordance with Section 6 hereof during the 15-day notice period. Any partial prepayment made by the Company pursuant to this
Section 3(a) shall be applied first to the payment of accrued interest and then to the unpaid principal installments in the inverse order of maturity.

               (b) MANDATORY PREPAYMENT. If an Investor has so elected in such Investor's Subscription Agreement, the Company shall be required to prepay in cash fifty percent (50%) of the principal amount of such Investor's Note, together with accrued and unpaid interest on such portion of the principal amount, from the proceeds of an Initial Public Offering, if such Initial Public Offering is consummated.

          4. SUBORDINATION. The indebtedness evidenced by the Notes is and shall remain subordinate in right of payment to all Senior Indebtedness to the extent and in the manner hereinafter set forth. The subordination provisions contained in this Section 4 are expressly and only for the benefit of third-party senior creditors of the Company and shall in no way limit the rights or remedies of an Investor against the Company, including, without limitation, the time at which or the method with which an Investor may proceed against the Company for any default.

          No payment of principal of or interest on the Notes shall be made
(i) if the Company is in default, or such payment would result in a default, with respect to the payment of moneys on any Senior Indebtedness, or (ii) such payment would result in a default (as defined pursuant to the terms of such Senior Indebtedness) other than a default with respect to the payment of moneys on any Senior Indebtedness. For purposes of this paragraph, default with respect to payment of any Senior Indebtedness shall refer to failure of the Company to pay in full when due the principal of or interest or premium on any such Senior

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Indebtedness, or any portion thereof, according to its terms.  Upon any distribution of assets of the Company, upon dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise, Senior Indebtedness shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of and interest on the Notes. In such events, upon payment in full of all Senior Indebtedness, Investors shall be subrogated ratably to all rights of such Senior Indebtedness to receive payments or distributions of the assets of the Company applicable to such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full.

          Notwithstanding the foregoing, payment of principal and interest on the Notes shall not be subordinated to the prior payment of such Senior Indebtedness as to all amounts which actually are paid by the Company under this Note Agreement if the Company is not in default under any or all of said Senior Indebtedness at the time or times such payment or payments are made.

          5. GRANT OF SECURITY INTEREST. To secure the prompt and full payment of all principal and interest payments owing to the Investors pursuant to the Notes, the Company hereby grants PRO RATA to the Investors a security interest in (i) all goods, equipment, inventory or other assets purchased with the proceeds of the sale of the Notes, subject in each case to any purchase money security interest therein or other security interest granted by the Company to a third party in connection with the financing of such purchase; (ii) a security interest in all goods, equipment, inventory, accounts receivable and other assets of the Company that are unencumbered as permitted by the terms of any current or future indebtedness of the Company; and (iii) all proceeds therefrom. Such security interest is expressly subordinate to any security interest subsequently granted by the Company to a bank, financial institution or other third-party lender. The Company shall prepare and file, at its expense, any financing statements or continuation statements as may be required from time to time to perfect or continue Investors' security interest in such assets.

          6. CONVERSION RIGHTS. The Notes shall be convertible, in whole or in part, into fully paid and nonassessable shares of Common Stock, at the option of an Investor, upon the following terms:

               (a) An Investor may exercise its right of conversion at any time prior to the full payment by the Company of the principal balance of the Note upon the earlier of (i) the closing of an Initial Public Offering, or
(ii) 180 days after the latest issuance date of the Notes.

               (b) The Company shall not be required to issue any fraction of a share of Common Stock or scrip representing a fraction of a share of Common Stock upon any conversion of this Note Agreement. The Company may make a cash adjustment in lieu of any such fraction of a share which otherwise would be issuable upon such conversion.

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               (c)  The "Conversion Price" at which the Notes may be
converted shall be at the rate of such number of shares of Common Stock as shall equal (i) the principal of the Note being converted, plus accrued and unpaid interest thereon, divided by (ii) (A) if conversion occurs simultaneously with the closing of an Initial Public Offering, an amount equal to fifty percent (50%) of the IPO Price, or (B) if conversion occurs subsequent to the closing of an Initial Public Offering, an amount equal to fifty percent (50%) of the Market Price of the Common Stock.

               (d) The Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this subparagraph 6(d).

                              (i)   If any capital reorganization or
               reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, each Investor shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note Agreement and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to such Investor if such Investor had exercised the conversion rights set forth in this Section 6 and had received such shares of Common Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Investor at the last address of such Investor appearing on the books of the Company, the obligation to deliver to such Investor such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Investor may be entitled to purchase.

                              (ii)   If the Company takes any other action,
               or if any other event occurs, which does not come within the scope of the provisions of subparagraph 6(d)(i), but which should result in an adjustment in the conversion price and/or the number of shares subject to the conversion rights of the Notes in order to fairly protect the conversion rights of the Investors, an appropriate adjustment in such conversion rights shall be made by the Company, but no adjustment

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               shall be required upon the issuance of any capital stock of the Company for the "Fair Market Value," which shall mean (i) if the capital stock is listed on the New York Stock Exchange, the American Stock Exchange or another securities exchange designated by the Company's Board of Directors, or if the capital stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the average closing price of the capital stock as reported by THE WALL STREET JOURNAL for the previous five trading days from the date the price is to be determined, or, if no such price is reported for any of such days, then the average closing price of the capital stock calculated as of the last immediately preceding five trading days on which the closing price is so reported; or (ii) if the capital stock is not so listed or admitted to unlisted trading privileges or so quoted, the average of the last reported highest bid and lowest asked prices for the previous five trading days as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System; or (iii) if the capital stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, such price as is determined by the Board of Directors, acting in its reasonable discretion after consultation with the Placement Agent, to be the fair market value of such capital stock.

                         (e)  To convert a Note into shares of Common Stock,
an Investor shall (i) surrender such Note at the principal office of the Company, duly endorsed in blank, and (ii) give written notice to the Company that it elects to convert all, or any part of such Note, which notice shall specify the portion hereof to be converted. As promptly as possible thereafter, the Company shall issue and deliver to such Investor certificates representing the number of its shares of Common Stock into which such Investor's Note has been converted. Thereupon, such Note, or the portion thereof converted, shall be deemed to have been satisfied and discharged, and the shares of Common Stock into which such Note shall be so converted shall be fully paid and nonassessable shares. In the event the Note has not been converted in full, the Company shall issue and deliver to the converting Investor a new note identical to the one surrendered, except that it shall be in the reduced principal amount giving effect to the partial conversion.

                         (f)  As a condition to the conversion by an Investor
of a Note into shares of Common Stock, such Investor shall agree not to effect any sale or distribution of the Common Stock during the seven days prior to and the 180-day period beginning on the closing of the Initial Public Offering, unless the underwriters managing the Initial Public Offering otherwise agree in writing.

                    7. COVENANTS OF THE COMPANY. So long as any amount is owing to Investors pursuant to the Notes or this Note Agreement, the Company covenants and agrees with the Investors as follows:

                         (a)  NATURE OF BUSINESS.   The Company shall not
engage in any business if, as a result, the general nature of the business that would then be engaged in by the Company would be substantially changed from the general nature of the business engaged in by the Company as described in the Placement Memorandum.

                         (b)  RESTRICTED PAYMENTS. Until the completion of an
Initial Public Offering, the Company shall not, except as expressly approved in writing by the Investor Representative:

                              (i)  declare or pay any dividends on Common
                    Stock;

                              (ii) directly or indirectly purchase, redeem or
                    retire any shares of Common Stock or any warrants or options to purchase Common Stock; or

                              (iii)     make any other payments or
                    distributions, either directly or indirectly or through any Subsidiary of the Company, in respect to the Common Stock.

                         (c)  INVESTMENTS.  Until the completion of an
Initial Public Offering, without the prior consent of the Investor Representative, the Company shall not make any investments other than as described in the "Use of Proceeds" section of the Placement Memorandum or other than:

                              (i) investments by the Company in and to its subsidiaries, including any investment in a corporation which, after giving effect to such investment, shall become a Subsidiary of the Company;

                              (ii) investments in commercial paper maturing in
                    270 days or less from the date of issuance which, at the time of acquisition by the Company or a Subsidiary of the Company, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service. Inc., or other nationally recognized credit rating agency of similar standing;

                              (iii) investments in direct obligations of the United States of America or any agency or instrumentality of the United States or America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in 12 months or less from the date of acquisition thereof; and

                              (iv) investments in certificates of deposit,
                    maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary rated "AA" or better by Standard & Poor's Corporation or "Aa" or better by Moody's Investors Service, Inc.

                         (d)  CHANGE OF CONTROL; MERGERS, CONSOLIDATIONS.
Except with respect to an Initial Public Offering and the Company's acquisition of the limited partnership interests in Illinois Center Golf Partners L.P., an Illinois limited partnership, Goose Creek Golf Partners Limited Partnership, a Virginia limited partnership ("Goose Creek Limited Partnership") and certain outstanding indebtedness of the Goose Creek Limited Partnership, the Company shall not (i) cause or allow a Change of Control;
(ii) consolidate with, or be a party to a merger, with any other corporation, or (iii) sell, lease or otherwise dispose of any assets of the Company other than in the ordinary course of the business of the Company.

                         (e)  SALES OF ASSETS.  Without the consent of the
Investor Representative, the Company shall not permit any Subsidiary of the Company to issue or sell any shares of capital stock of any class (including as "capital stock" for the purposes of this covenant, any warrants, rights or options to purchase or otherwise acquire capital stock or other securities exchangeable for or convertible into capital stock) of such Subsidiary of the Company to any person other than the Company or a wholly owned Subsidiary of the Company, except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company or a Subsidiary of the Company whereby the Company or such Subsidiary maintains its same proportionate interest in such Subsidiary.

                         (f)  GUARANTIES.  Without the consent of the
Investor Representative, the Company shall not, and shall not permit any Subsidiary to, become or be liable in respect of any guaranty, except guaranties of the Company or any Subsidiary entered into in the ordinary course of business.

                         (g)  TRANSACTIONS WITH AFFILIATES.  Without the
consent of the Investor Representative, the Company shall not enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a person other than an Affiliate.

                         (h)  EMPLOYMENT AGREEMENTS.   Until the consummation
of an Initial Public Offering, the Company shall not, without the prior consent of the Investor Representative, (i) enter into any employment, management, consulting or benefit program of any type, other than the existing employment agreements with Charles D. Tourtellotte, J.D. Finley and James K. Dignan; (ii) grant any option under the Company's stock option plan; or (iii) amend any such employment agreement or the Company's stock option plan for the benefit of the management of the Company.

                         (i)  FINANCIAL STATEMENTS, REPORTS AND RIGHTS OF
INSPECTION. The Company shall keep proper books of record and account in which full and correct entries shall be made of all dealings or transactions of, or in relation to, the business and affairs of the Company, in accordance with generally accepted accounting principles ("GAAP") consistently applied (except for changes disclosed in the financial statements furnished to the Investor Representative pursuant to this covenant and concurred in by the Company's independent public accountants), and shall furnish to the Investor
Representative:

                              (i) QUARTERLY STATEMENTS. As soon as available, and in any event within 45 days after the end of each quarterly fiscal period (except the last such quarterly period) of each fiscal year, copies of:

                              (A) a balance sheet of the Company as of the close
                    of such quarterly fiscal period, and, beginning with the quarterly fiscal period ending on June 30, 1996, setting forth in comparative form the projected budget figures for such quarterly period and the figures for the fiscal year then most recently ended; and

                              (B) a statement of income of the Company for such
                    quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period. in each case setting forth in comparative form the projected budget figures for such periods and the figures for the corresponding periods of the preceding fiscal year.

                              (ii) ANNUAL STATEMENTS. As soon as available and
               in any event within 90 days after the close of each fiscal year of the Company, copies of the balance sheets of the Company as of the close of such fiscal year, and statements of income and retained earnings of the Company for such fiscal year, in each case setting forth in comparative form the projected budget figures for such periods and the figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of BDO Seidman (or another independent public accounting firm which may be selected by the Company and which is reasonably acceptable to the Investor Representative) to the effect that the financial statements present fairly, in all material respects, the financial position of the Company as of the end of the fiscal year being reported on and the results of the operations for said year in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing procedures as such accountants deemed necessary in the circumstances.

                              (iii)     BUDGET AND PROJECTIONS. As soon as
               practicable, and in any event prior to the commencement of each new fiscal year, reasonably detailed statements showing a projected balance sheet and income statement for the year end of such new fiscal year.

                              (iv) AUDIT REPORTS. Promptly upon their becoming
               available, one copy of each interim or special audit made by the Company's independent accountants of the books of the Company.

                              (v) INCOME TAX RETURNS. As soon as practicable after filing with the Internal Revenue Service, complete copies of all federal income tax returns, excluding all schedules thereto.

               (vi) SEC AND OTHER REPORTS. Promptly upon receipt or delivery thereof, one copy of (A) each financial statement, report, notice or proxy statement sent by the Company to stockholders generally; (B) each regular or periodic report and any registration statement or prospectus filed by the Company or any Subsidiary of the Company with any securities exchange or the Securities and Exchange Commission or any successor agency; and (C) copies of any orders in any proceedings to which the Company is a party issued by any governmental agency, federal or state, having jurisdiction over the Company.

                              (vii)     OFFICER'S CERTIFICATES. Within the
               periods provided in subparagraphs (i) and (ii) above, a certificate of the chief financial officer of the Company stating that such officer has reviewed the provisions of this Note Agreement and the Notes and setting forth whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements, any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto.

                              (viii) ACCOUNTING MATERIALS. A copy of any letters from independent accountants of the Company to the Company's management assessing the internal controls, or financial or accounting practices of the Company (commonly referred to as a "management letter"), and a copy of any correspondence from legal counsel to such accountants or to the Company pursuant to the Statement of Financial Accounting Standards No. 5.

                              (ix) REQUESTED INFORMATION.  With reasonable
               promptness, such other data and information as the Investor Representative may reasonably request. Without limiting the foregoing, upon reasonable notice, the Company shall permit the Investor Representative (or such persons as the Investor Representative may designate) to visit and inspect any of the properties of the Company or any Subsidiary of the Company, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision, the Company authorizes such accountants to discuss with the Investor Representative the finances and affairs of the Company), all upon reasonable prior notice to the Company and to take place at such times during regular business hours and as often as may be reasonably requested.

                         (j)  MANAGEMENT; MANAGEMENT COMPENSATION. Until the
consummation of an Initial Public Offering, without the written approval of the Investor Representative, the Company shall not increase annual management compensation by more than 10% of the annual management compensation for the preceding year, PROVIDED, that there shall be excluded from such calculation any bonuses paid to management. The Company shall not pay any bonuses without the prior approval of the Investor Representative.

                    8.   EVENTS OF DEFAULT.       Any one or more of the
following shall constitute an "Event of Default" as such term is used herein:

                         (a)  Default in the payment of interest on the Notes
when the same shall have become due and such default shall have continued for a period of 30 days; or

                         (b)  Default in the making of any payment of the
principal of the Notes at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

                         (c)  Default in the payment when due (whether by
lapse of time, declaration, call for redemption or otherwise) of the principal of or interest on any indebtedness (other than the Notes) of the Company or a Subsidiary of the Company in an amount in excess of $200,000, with such default continuing beyond the period of grace, if any, allowed with respect thereto; or

                         (d)  Default in the observance or performance of any
covenant or agreement contained in the Notes, provided that no Event of Default will occur if the default is cured by the Company no later than 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which notice thereof is given to the Company by the Investor Representative;

                         (e)  The Company's diversion of the net proceeds of
the sale and issuance of the Notes, or a material portion thereof, to a use other than as specified in the section entitled "Use of Proceeds" in the Placement Memorandum without the Investor Representative's prior written consent; or

                         (f)  Final judgment or judgments for the payment of
money aggregating in excess of $200,000 is or are outstanding against the Company or against any of its property or assets, and any one of such judgments has remained unpaid, unvacated or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                         (g)  A custodian, liquidator, trustee or receiver is
appointed for the Company or for the major part of its property and is not discharged within 30 days after such appointment; or

                         (h)  The Company becomes insolvent or bankrupt, is
generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or for the major part of its property; or

                         (i)  Bankruptcy, reorganization, arrangement or
insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the benefit of debtors. are instituted by or against the Company or any Subsidiary of the Company and, if instituted against the Company or any Subsidiary of the Company, are consented to or are not dismissed within 60 days after such institution.

                    9.   REMEDIES.

                         (a)  NOTICE TO THE INVESTOR REPRESENTATIVE.   When
any Default or Event of Default described in the foregoing Section 8 has occurred, the Company shall give notice thereof to the Investor
Representative no later than 10 business days after the occurrence of such Default or Event of Default.

                         (b)  ACCELERATION OF MATURITIES.  When an Event of
Default has occurred and is continuing, an Investor may, by notice to the Company, declare the entire principal and all interest accrued on its Note to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Thereupon, the Company shall forthwith pay to such Investor the entire principal and interest accrued on its Note. No course of dealing on an Investor's part nor any delay or failure on its part to exercise any right will operate as a waiver of such right or otherwise prejudice Investor's rights, powers and remedies. The Company also shall, to the extent permitted by law, pay to an Investor all costs and expenses incurred by such Investor in the collection of its Note upon any default hereunder, including compensation to such Investor's attorneys for all services rendered in connection therewith.

                         (c)  ENFORCEMENT OF REMEDIES; REALIZATION ON
SECURITY. Upon the occurrence of an Event of Default, the Investor Representative shall have the power to enforce the rights of the Investors, which may include marshalling the assets of the Company and realizing upon the collateral security for the Notes. In the event that the Placement Agent is appointed as Investor Representative, or in the event the Investor Representative is unable or unwilling to perform such duty, not later than ten days after the occurrence of an Event of Default, the Investment Representative shall delegate the obligation to enforce the rights of the Investors, which may include marshalling and realizing upon the collateral, to a bank or other financial institution. As part of such delegation, the Investment Representative, on behalf of the Investors, shall agree to provide reasonable compensation to such bank or financial institution for performance of such obligations. Notwithstanding anything herein to the contrary, however, upon an Event of Default, nothing herein shall prevent an Investor from acting independently of the other Investors in enforcing its remedies under this Note Agreement or at law.

                         (d)  ADDITIONAL RIGHT.  If an Initial Public
Offering is not consummated for any reason prior to maturity of the Notes, and the outstanding principal amount of the Notes, together with all accrued and unpaid interest thereon, in not paid in full at such maturity date, the Investor Representative shall have the right to appoint a director to the Company's Board of Directors. Such appointee shall remain as a director until the earlier of the closing of an Initial Public Offering or repayment of all amounts outstanding on the Notes.

                    10. TRANSFER OF NOTE. By execution of this Note Agreement, Investor agrees to give written notice to the Company before transferring any Note or transferring any shares of the Common Stock issuable or issued upon the exercise of such Note, describing briefly the manner of any proposed transfer of the Note or Investor's intention as to the shares of Common Stock issued upon the exercise thereof. Investor further agrees to offer, sell or otherwise transfer such security, prior to the date which is three after the later of the original issue date hereof and the last date on which the Company or any Affiliate of the Company was the owner of this security (or any predecessor of such security), only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, or (c) pursuant to an available exemption from the registration requirements of the Securities Act, subject to the Company's right prior to any such offer, sale or transfer pursuant to this clause (c) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company. If such opinion of counsel, certification, and/or other information is deemed satisfactory to the Company, in its sole discretion, Investor shall be entitled to transfer its Note, or to exercise its Note in accordance with the terms hereof and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of its Note, all in accordance with the terms of the notice delivered by Investor to the Company, provided that an appropriate legend in substantially the form required by the Company respecting the foregoing restrictions on transfer and disposition may be endorsed on the Note or the certificates for such shares. Prior to any such transfer, the transferee must agree in writing to be bound by the terms and conditions of this Note Agreement

                    11. REGISTRATION RIGHTS; COVENANT RE SALE OF COMMON STOCK. The Company hereby agrees to register the shares of the Common Stock into which the Notes are convertible in the registration statement used by the Company for its Initial Public Offering as follows:

                         (a)  REGISTRATION RIGHTS.  At such time the Company
shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities which constitutes an Initial Public Offering, the Company shall, except as herein provided, cause all such number of shares of Common Stock as are issuable upon conversion of the Notes to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by Investors of the shares to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it.

                         (b)  REGISTRATION PROCEDURES.  If and whenever the
Company is required by the provisions of Section 11(a) to effect the registration of any shares under the Securities Act, the Company shall:

                              (i)  prepare and file with the Commission a
               registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed twelve (12) months;

                              (ii) prepare and file with the Commission such
               amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed twelve (12) months;

                              (iii) furnish to Investors such reasonable number of copies of the registration statement, final prospectus and such other documents as Investors may reasonably request in order to facilitate the public offering of such securities;

                              (iv) use its best efforts to register or qualify
               the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the underwriters in the Initial Public Offering may reasonably request within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified; and

                              (v)  prepare and promptly file with the
               Commission and promptly notify Investors of the filing of any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                         (c)  EXPENSES.  With respect to any registration of
shares pursuant to Section 11(a), the Company shall bear the following fees, costs and expenses: all registration and other filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all internal Company expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Investors, underwriting discounts and commissions and transfer taxes for Investors and any other expenses incurred by Investors not expressly included above shall be borne by Investors.

                         (d)  INDEMNIFICATION.  In the event that any shares
owned by Investors are included in a registration statement under this
Section 11:

                              (i)  The Company shall indemnify and hold
               harmless Investors and any underwriter (as defined in the Securities Act) from and against any and all loss, damage, liability, cost and expense to which Investors or any such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission (i) so made in conformity with information furnished by Investors or such underwriter; or (ii) in any preliminary prospectus, if a copy of an amended or supplemented prospectus which, as amended or supplemented, would have cured the defect giving rise to such loss, claim, damage, liability, cost or expense, was not delivered by or on behalf of such underwriter to the person asserting the claim or action, if required by law to have been so delivered by such underwriter, at or prior to the written confirmation of the sale of the Common Stock.

                              (ii) Purchasers shall indemnify and hold harmless
               the Company and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished by Investors.

                              (iii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this subsection of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder.
               In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                    12. NOTICES. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; in the case of the Company, addressed to its corporate headquarters, 1999 Broadway, Suite 2435, Denver, Colorado 80202, until a new address shall have been substituted by like notice; and in the case of an Investor, addressed to Investor at the address for the Investor set forth in such Investor's Subscription Agreement, until a new address shall have been substituted by like notice.

                    13. EXECUTION OF THIS NOTE AGREEMENT; COUNTERPARTS. The execution hereof by an Investor or Investors shall constitute a contract between the

Company and such Investor or Investors for the purposes set forth in this Note Agreement. As contemplated by the Subscription Agreements, the Note Agreement may be executed by the Placement Agent on behalf of an Investor as such Investor's attorney-in-fact. This Note Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                    14.  MISCELLANEOUS.

                         (a)  PURCHASERS' CONSENT REQUIRED.  Any term,
covenant, agreement or condition of this Note Agreement binding upon or to be performed or complied with by the Company may be waived (either generally or in a particular instance and either retroactively or prospectively) with the Investors' consent, which consent may be given on behalf of all Investors by the Investor Representative or the holders of a majority of the principal amount of the Notes.

                         (b)  LOSS, THEFT, ETC. OF NOTE.  Upon receipt of
evidence satisfactory to the Company of the loss, theft, mutilation or destruction of a Note and, if reasonably requested by the Company, a reasonable indemnification by the Investor of such Note, the Company shall make and deliver without expense to such Investor, a new Note, of like tenor and issue, in lieu of such lost, stolen, destroyed or mutilated Note.

                         (c)  POWERS AND RIGHTS NOT WAIVED.  No delay or
failure on the part of an Investor in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the Investors are cumulative to, and are not exclusive of, any rights or remedies the Investors would otherwise have.

                         (d)  SUCCESSORS AND ASSIGNS.  This Note Agreement
and the rights evidenced hereby shall inure to the benefit of and be binding upon and the successors and permitted assigns of the Company and the Investors.

                         (e)  AMENDMENTS.  This Note Agreement may not be
modified, supplemented, varied or amended except by an instrument in writing signed by the Company and (i) the Investor Representative or (ii) the holders of a majority of the principal amount of the Notes.

                         (f)  HEADINGS.  The index and the descriptive
headings of sections of this Note Agreement are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Note Agreement.

                         (g)  GOVERNING LAW.  This Note Agreement and all
matters concerning this Note Agreement, including the Notes, shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such State, without regard to principles of conflicts of laws.

                                       THE VINTAGE GROUP USA, LTD.




By
  --------------------------------
                                       Charles D. Tourtellotte
                                       President


Agreed and accepted this ____ day of ______, 1996.




$
 -----------------------------------   ---------------------------------------
- ----------------------------
(Principal Amount of Notes             (Name of Purchaser)
              purchased by Purchaser)



By
  -----------------------------------

                                       Laidlaw Equities, Inc.,
                                       Attorney-in-Fact
                                       By: